Exhibit 33.2

Management Assessment

Management of the Cenlar FSB (Cenlar or the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans (the Platform), except for servicing criteria 1122 (d)(1)(iii), 1122(d)(3)(i)(b)-(c), 1122(d)(4)(i), 1122(d)(4)(ii) and 1122(d)(4)(xi), as of and for the year ended December 31, 2020. These criteria are not applicable to the Bank because the Bank does not perform activities with respect to the Platform relating to these criteria. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. With respect to servicing criterion 1122(d)(2)(i), management has engaged various vendors to perform the activities required by these servicing criteria, has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance, Section 200.06, “Vendors Engaged by Servicers” (C&DI 200.06). As permitted by C&DI 200.06, the Bank asserts that it has policies and procedures in place, designed and operating effectively, to provide reasonable assurance that the vendors’ activities comply in all material respects with servicing criteria applicable to each vendor. The Bank is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria as described in our assertion.

The Bank's management has assessed the Bank's compliance with the applicable servicing criteria as of and for the year ended December 31, 2020. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management has concluded that, as of and for the year ended December 31, 2020, the Bank has complied in all material respects with the servicing criteria, except as set forth in the column titled “Inapplicable Servicing Criteria on Appendix B, set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to management 's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2020.

Gregory S. Tornquist
Chairman of the Board and Chief Executive Officer

Stephen W. Gozdan	Robert Lux
Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Operating Officer
March 1, 2021

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation

Investor	Servicer	Security	* Period Subserviced by Cenlar FSB
R95	Baxter Credit Union	SEMT 2015-2	1/1 to 8/30/20
Q95	Baxter Credit Union	SEMT 2015-3	1/1 to 12/31/20
P95	Baxter Credit Union	SEMT 2016-3	1/1 to 12/31/20
T11	Bethpage Federal Credit Union	SEMT 2013-10	1/1 to 12/31/20
R11	Bethpage Federal Credit Union	SEMT 2013-11	1/1 to 12/31/20
BP1	Bethpage Federal Credit Union	SEMT 2014-1	1/1 to 12/31/20
BP2	Bethpage Federal Credit Union	SEMT 2015-2	1/1 to 12/31/20
SH0	Morgan Stanley Mortgage Capital Holdings LLC	SEMT 2018-2	1/1 to 12/31/20
SH1	Morgan Stanley Mortgage Capital Holdings LLC	SEMT 2018-CH1	1/1 to 12/31/20
SH2	Morgan Stanley Mortgage Capital Holdings LLC	SEMT 2014-2	1/1 to 12/31/20
SM3	Morgan Stanley Mortgage Capital Holdings LLC	MSMCH, NA	1/1 to 12/31/20
SM4	Morgan Stanley Mortgage Capital Holdings LLC	SEMT 2015-2	1/1 to 12/31/20
RD0	Redwood Residential Acquisition Corp	SEMT 2014-4	1/1 to 12/31/20
RD1	Redwood Residential Acquisition Corp	SEMT 2015-1	1/1 to 12/31/20
RD2	Redwood Residential Acquisition Corp	SEMT 2015-2	1/1 to 12/31/20
RD5	Redwood Residential Acquisition Corp	SEMT 2015-3	1/1 to 12/31/20
RS8	Redwood Residential Acquisition Corp	SEMT 2015-4	1/1 to 12/31/20
RT4	Redwood Residential Acquisition Corp	SEMT 2014-2	1/1 to 12/31/20
RT5	Redwood Residential Acquisition Corp	SEMT 2014-3	1/1 to 12/31/20
RV4	Redwood Residential Acquisition Corp	SEMT 2017-1	1/1 to 12/31/20
RV5	Redwood Residential Acquisition Corp	SEMT 2017-2	1/1 to 12/31/20
RW8	Redwood Residential Acquisition Corp	SEMT 2013-8	1/1 to 12/31/20
RX0	Redwood Residential Acquisition Corp	SEMT 2013-9	1/1 to 12/31/20
RX1	Redwood Residential Acquisition Corp	SEMT 2013-10	1/1 to 12/31/20
RX2	Redwood Residential Acquisition Corp	SEMT 2013-11	1/1 to 12/31/20
RX3	Redwood Residential Acquisition Corp	SEMT 2013-12	1/1 to 12/31/20
RX8	Redwood Residential Acquisition Corp	SEMT 2014-1	1/1 to 12/31/20
RV1	Redwood Residential Acquisition Corp	SEMT 2016-1	1/1 to 12/31/20
RV2	Redwood Residential Acquisition Corp	SEMT 2016-2	1/1 to 12/31/20
RV3	Redwood Residential Acquisition Corp	SEMT 2016-3	1/1 to 12/31/20
UB2	Redwood Residential Acquisition Corp	SEMT 2016-1	1/1 to 7/31/20
UB4	Redwood Residential Acquisition Corp	SEMT 2016-2	1/1 to 12/31/20
UB5	Redwood Residential Acquisition Corp	SEMT 2016-3	1/1 to 12/31/20
SF7	SOFI Lending Corp	SFPMT 2016-1	1/1 to 12/31/20
UB1	UBS Bank USA	SEMT 2015-4	1/1 to 12/31/20
LB7	Liberty Savings	REMIC 1997-6	1/1 to 12/31/20
M73	CRESCENT MORTGAGE COMPANY		1/1 to 12/31/20

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation

RA6	Amerihome Mortgage Co. LLC	ATHENE ASSET MANAGEMENT- ACRA	1/1 to 12/31/20
RA7	Amerihome Mortgage Co. LLC	ATHENE ASSET MANAGEMENT- DIAMOND	1/1 to 12/31/20
TE9	Amerihome Mortgage Co. LLC	BANK OF AMERICA WL Holding - Jumbo	1/1 to 12/31/20
MH3	Amerihome Mortgage Co. LLC	BAML 2019-CRA	1/1 to 12/31/20
TD9	Amerihome Mortgage Co. LLC	JPM holding Inv	1/1 to 12/31/20
TL0	LoanDepot.com LLC	Mid-First EBO	1/1 to 12/31/20
LD3	LoanDepot.com LLC	Bank United EBO	1/1 to 12/31/20
Q69	LoanDepot.com LLC	JP MORGAN ACQUISITION CORP	1/1/20-12/31/20
SM2	Morgan Stanley Mortgage Capital Holdings LLC	CATHAY BANK	1/1 to 12/31/20
UF1	United Shore Financial Services, LLC	JP MORGAN CHASE	1/1 to 12/31/20
MH1	Amerihome Mortgage Co. LLC	JPMMT 2019-8	1/1 to 12/31/20
RA9	Amerihome Mortgage Co. LLC	JPMMT 2019-INV1	1/1 to 12/31/20
RH7	Amerihome Mortgage Co. LLC	JPMMT 2019-3	1/1 to 12/31/20
RH8	Amerihome Mortgage Co. LLC	JPMMT 2019-2	1/1 to 12/31/20
RH9	Amerihome Mortgage Co. LLC	JPMMT 2019-1	1/1 to 12/31/20
MH4	Amerihome Mortgage Co. LLC	JP MORGAN 2020-2	2/1/20-12/31/20
MH5	Amerihome Mortgage Co. LLC	JP MORGAN 2020- INV1	2/1/20-12/31/20
MH6	Amerihome Mortgage Co. LLC	JPMMT 2020-4	6/1/20-12/31/20
MH7	Amerihome Mortgage Co. LLC	JPMMT 2020-INV2	7/1/20-12/31/20
MH8	Amerihome Mortgage Co. LLC	JPMMT 2020-8	10/1/20-12/31/20
TE2	Amerihome Mortgage Co. LLC	JPMMT 2020-9	11/1/20-12/31/20
TL1	LoanDepot.com LLC	JPMMT 2019-9	1/1 to 12/31/20
S69	LoanDepot.com LLC	JPMMT 2020-2	2/1/20-12/31/20
TL2	LoanDepot.com LLC	JPMMT 2020-3	2/1/20-12/31/20
T69	LoanDepot.com LLC	JPMMT 2020-4	6/1/20-12/31/20
TL3	LoanDepot.com LLC	JPMMT 2020-5	7/1/20-12/31/20
TL4	LoanDepot.com LLC	JPMMT 2020-7	9/1/20-12/31/20
TL5	LoanDepot.com LLC	JPMMT 2020-LTV2	9/1/20-12/31/20
TL6	LoanDepot.com LLC	JPMMT 2020-8	10/1/20-12/31/20
TL7	LoanDepot.com LLC	JPMMT 2020-9	11/1/20-12-31/20
J06	Redwood Residential Acquisition Corp	SEMT 2019-2	1/1 to 12/31/20
BU0	UBS Bank USA	SEMT 2018-CH4	1/1 to 12/31/20

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation

BU2	UBS Bank USA	SEMT 2018-8	1/1 to 12/31/20
UB8	UBS Bank USA	SEMT 2020-MC1	6/1/20-12/31/20
UF2	United Shore Financial Services, LLC	JPMMT 2019-INV2	1/1 to 12/31/20
UF3	United Shore Financial Services, LLC	JPMMT 2019-7	1/1 to 12/31/20
UF4	United Shore Financial Services, LLC	JPMMT 2019-8	1/1 to 12/31/20
UF6	United Shore Financial Services, LLC	JPMMT-LTV3	1/1 to 12/31/20
UF7	United Shore Financial Services, LLC	JPMMT 2019-9	1/1 to 12/31/20
UF8	United Shore Financial Services, LLC	JPMMT 2019-INV3	1/1 to 12/31/20
UF8	United Shore Financial Services, LLC	JPMMT 2019-INV3	12/1/19-12/31/20
NT0	United Shore Financial Services, LLC	JPMMT 2020-1	1/1/20-12/31/20
UF9	United Shore Financial Services, LLC	JPMMT 2020-LTV1	1/1/20-12/31/20
NT1	United Shore Financial Services, LLC	JPMMT 2020-2	2/1/20-12/31/20
NT2	United Shore Financial Services, LLC	JPMMT 2020-INV1	2/1/20-12/31/20
NT3	United Shore Financial Services, LLC	JPMMT 2020-3	2/1/20-12/31/20
NT5	United Shore Financial Services, LLC	JPMMT 2020-4	6/1/20-12/31/20
NT6	United Shore Financial Services, LLC	JPMMT 2020-5	7/1/20-12/31/20
NT7	United Shore Financial Services, LLC	JPMMT 2020-INV2	7/1/20-12/31/20
NT8	United Shore Financial Services, LLC	JPMMT 2020-6	8/1/20-12/31/20
NT9	United Shore Financial Services, LLC	JPMMT 2020-7	9/1/20-12/31/20
UW0	United Shore Financial Services, LLC	JPMMT 2020-LTV2	9/1/20-12/31/20
UW1	United Shore Financial Services, LLC	JPMMT 2020-8	10/1/20-12/31/20
U55	Amegy	2001-RS2	1/1 to 12/31/20
U55	Amegy	2002-WH32	1/1 to 12/31/20
U55	Amegy	2003-WH18	1/1 to 12/31/20
U55	Amegy	2005-WH3	1/1 to 12/31/20
M80	CITIMORTGAGE	2001-SB1	1/1 to 12/31/20
AG9	AIG Home Loans	PSMC 2018-1	1/1 to 12/31/20
AG2	AIG Home Loans	PSMC 2018-2	1/1 to 12/31/20
AG3	AIG Home Loans	PSMC 2018-3	1/1 to 12/31/20
AG4	AIG Home Loans	PSMC 2018-4	1/1 to 12/31/20
AG7	AIG Home Loans	CSMC 2017-HL1	1/1 to 12/31/20
AG8	AIG Home Loans	CSMC 2017-HL2	1/1 to 12/31/20
AG5	AIG Home Loans	PSMC 2019-1	1/1 to 12/31/20
AG6	AIG Home Loans	PSMC 2019-2	1/1 to 12/31/20
TM0	AIG Home Loans	PSMC 2019-3	1/1 to 12/31/20
AD9	Amerihome Mortgage Co. LLC	JPMMT 2018-8	1/1 to 12/31/20
TD8	Amerihome Mortgage Co. LLC	JPMMT 2018-6	1/1 to 12/31/20
RA5	Amerihome Mortgage Co. LLC	CIM TRUST 2019- INV3	1/1 to 12/31/20

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation

RA8	Amerihome Mortgage Co. LLC	BOFA CIM TRUST 2019-INV2	1/1 to 12/31/20
S11	Bethpage Federal Credit Union	SEMT 2013-2	1/1 to 1/31/20
131	Cenlar FSB	ARMT 2004-4	1/1 to 12/31/20
080	Cenlar FSB	CSFB 2003-25	1/1 to 12/31/20
078	Cenlar FSB	CSFB 2003-27	1/1 to 12/31/20
079	Cenlar FSB	CSFB 2004-4	1/1 to 12/31/20
128	Cenlar FSB	CSFB 2004-7	1/1 to 12/31/20
076	Cenlar FSB	CSFB 2004-AR5	1/1 to 8/30/20
129	Cenlar FSB	CSFB 2004-AR8	1/1 to 12/31/20
120	Cenlar FSB	CSFB 2005-1	1/1 to 12/31/20
142 (Cat 1)	Cenlar FSB	MALT 2003-2	1/1 to 12/31/20
142 (Cat 3)	Cenlar FSB	MARM 2003-2	1/1 to 12/31/20
088	Cenlar FSB	MARM 2004-4	1/1 to 12/31/20
030	Cenlar FSB	MASTR 2003-3	1/1 to 12/31/20
135	Cenlar FSB	MASTR 2004-10	1/1 to 12/31/20
N80	CitiMortgage	SASCO 2002 AL1	1/1 to 12/31/20
FK3	FirstKey Mortgage, LLC	FKMT 2014-1	1/1 to 12/31/20
FY5	FirstKey Mortgage, LLC	FKMT 2015-1	1/1 to 12/31/20
H60	HarborView/Wells	HBV 2003-2	1/1 to 12/31/20
G60	HarborView/Wells	HBV 2007-4	1/1 to 12/31/20
HB9	Homebridge	AOMT 2019-1	1/1 to 12/31/20
HM6	Homebridge	AOMT 2019-2	1/1 to 12/31/20
LS2	Liberty Savings Bank	PRIME 2003-CL1	1/1 to 12/31/20
LS1	Liberty Savings Bank	PRIME 2004-CL2	1/1 to 12/31/20
C69	LoanDepot.com LLC	MMCA 2018-MTG1	1/1 to 12/31/20
LD2	LoanDepot.com LLC	MMCA 2018-MTG2	1/1 to 12/31/20
Y59	LoanDepot.com LLC	JPMMT 2017-6	1/1 to 12/31/20
C59	LoanDepot.com LLC	JPMMT 2018-1	1/1 to 12/31/20
D69	LoanDepot.com LLC	JPMMT 2018-4	1/1 to 12/31/20
LD5	LoanDepot.com LLC	JPMMT 2018-5	1/1 to 12/31/20
LD6	LoanDepot.com LLC	JPMMT 2018-6	1/1 to 12/31/20
LD7	LoanDepot.com LLC	JPMMT 2018-8	1/1 to 12/31/20
LD4	LoanDepot.com LLC	JPMMT 2018-LTV1	1/1 to 12/31/20
A79	LoanDepot.com LLC	GSMBS 2019-PJ1	1/1 to 12/31/20
B69	LoanDepot.com LLC	JPMMT 2020-LTV1	1/1/20-12/31/20
P69	LoanDepot.com LLC	JPMMT 2020-1	1/1/20-12/31/20
WF3	Lydian Bank/Wells Fargo	GSR 2006 AR1	1/1 to 12/31/20
WF4	Lydian Bank/Wells Fargo	GSR 2006 AR2	1/1 to 12/31/20

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation

E60	Lydian Bank/Wells Fargo	CSFB 2004-AR3	1/1 to 7/31/20
WF1	Lydian Bank/Wells Fargo	CSFB 2004-AR4	1/1 to 12/31/20
J60	Lydian Bank/Wells Fargo	GSR 2005-AR3	1/1 to 12/31/20
WF2	Lydian Bank/Wells Fargo	GSR 2005-AR5	1/1 to 12/31/20
WF7	Lydian Bank/Wells Fargo	MALT 2004-5	1/1 to 12/31/20
WF9	Lydian Bank/Wells Fargo	MALT 2004-9	1/1 to 12/31/20
U60	Lydian Bank/Wells Fargo	MARM 2003-2	1/1 to 12/31/20
WF5	Lydian Bank/Wells Fargo	MARM 2004-1	1/1 to 12/31/20
WF6	Lydian Bank/Wells Fargo	MARM 2004-5	1/1 to 12/31/20
TM1	MAPLE ACQUISITION TRUST (AIG)	PSMC 2020-1	1/1 to 12/31/20
TM2	MAPLE ACQUISITION TRUST (AIG)	PSMC 2020-2	6/1/20-12/31/20
TM3	MAPLE ACQUISITION TRUST (AIG)	PSMC 2020-3	10/1/20-12/31/20
TB5	Matrix Financial Services Corporation-Two Harbors	ABMT 2016-2	1/1 to 12/31/20
TB6	Matrix Financial Services Corporation-Two Harbors	ABMT 2016-1	1/1 to 12/31/20
TB7	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-7	1/1 to 12/31/20
TH3	Matrix Financial Services Corporation-Two Harbors	ABMT 2014-3	1/1 to 12/31/20
TH4	Matrix Financial Services Corporation-Two Harbors	ABMT 2014-2	1/1 to 12/31/20
TH5	Matrix Financial Services Corporation-Two Harbors	ABMT 2014-1	1/1 to 12/31/20
TH6	Matrix Financial Services Corporation-Two Harbors	ABMT 2013-1	1/1 to 12/31/20
TR3	Matrix Financial Services Corporation-Two Harbors	ABMT 2016-3	1/1 to 12/31/20
TW1	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-1	1/1 to 12/31/20
TW2	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-2	1/1 to 12/31/20
TW3	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-3	1/1 to 12/31/20
TW4	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-4	1/1 to 12/31/20
TW5	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-5	1/1 to 12/31/20
TW6	Matrix Financial Services Corporation-Two Harbors	ABMT 2015-6	1/1 to 12/31/20
D94	New York Mortgage	NYMT 2005-1	1/1 to 12/31/20
G94	New York Mortgage	NYMT 2005-2	1/1 to 12/31/20
A94	New York Mortgage	NYMT 2005-3	1/1 to 12/31/20
A54	New York Mortgage Company	NYMC 2006-1	1/1 to 12/31/20
GP2	Pingora Loan Servicing, LLC	JPMMT 2014-5	1/1 to 12/31/20
GP0	Pingora Loan Servicing, LLC	JPMMT 2014-IVR3	1/1 to 10/31/20
PN7	Pingora Loan Servicing, LLC	JPMMT 2014-IVR3	1/1 to 12/31/20
GP1	Pingora Loan Servicing, LLC	JPMMT 2014-OAK4	1/1 to 12/31/20
PN9	Pingora Loan Servicing, LLC	JPMMT 2014-OAK4	1/1 to 12/31/20
GP9	Pingora Loan Servicing, LLC	JPMMT 2015-3	1/1 to 12/31/20
PV9	Pingora Loan Servicing, LLC	JPMMT 2015-5	1/1 to 4/30/20
K06	Redwood Residential Acquisition Corp	SEMT 2012-2	1/1 to 12/31/20
L06	Redwood Residential Acquisition Corp	SEMT 2012-3	1/1 to 12/31/20

Appendix A

Securities Covered in Cenlar FSB’s REG AB Attestation

RW0	Redwood Residential Acquisition Corp	SEMT 2012-6	1/1 to 12/31/20
RW1	Redwood Residential Acquisition Corp	SEMT 2013-1	1/1 to 12/31/20
RW2	Redwood Residential Acquisition Corp	SEMT 2013-2	1/1 to 12/31/20
RW3	Redwood Residential Acquisition Corp	SEMT 2013-3	1/1 to 12/31/20
RW4	Redwood Residential Acquisition Corp	SEMT 2013-4	1/1 to 12/31/20
RW5	Redwood Residential Acquisition Corp	SEMT 2013-5	1/1 to 12/31/20
RW6	Redwood Residential Acquisition Corp	SEMT 2013-6	1/1 to 12/31/20
RW7	Redwood Residential Acquisition Corp	SEMT 2013-7	1/1 to 12/31/20
Y06	Redwood Residential Acquisition Corp	SEMT 2012-5	1/1 to 12/31/20
Z06	Redwood Residential Acquisition Corp	SEMT 2012-4	1/1 to 12/31/20
G52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	OMAC 06-1	1/1 to 12/31/20
H52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	OMAC 2006-2	1/1 to 12/31/20
J52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	BAFC 2006-H	1/1 to 12/31/20
K52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	CMLTI 2006-FX1	1/1 to 12/31/20
P52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	CMLTI 2007-OPX1	1/1 to 12/31/20
H30	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	HMAC 2004-6	1/1 to 12/31/20
B52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	OMAC 2005-1	1/1 to 12/31/20
D52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	OMAC 2005-3	1/1 to 12/31/20
E52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	OMAC 2005-4	1/1 to 12/31/20
F52	Wells Fargo (previous client Orchid Island TRS, LLC fka Opteum Financial Services, LLC)	OPTMAC05-5	1/1 to 12/31/20

Appendix B

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X2
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect

X

[1]

Cenlar uses a third-party provider (Excela Technologies) for processing checks received through its lockbox and Ventanex, a web-based service provider used for borrowers to make payments. Cenlar has elected to take responsibility for assessing compliance with the servicing criterion as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance 200.06, “Vendors Engaged by Servicers”

[2]	Cenlar is required to comply with these criteria in the event that these criteria would occur. There were no instances of occurrence in our Applicable Reporting Period.

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable

Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

X3
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.				X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements				X

[3]

Cenlar’s responsibility in criterion 1122(d)(3)(i)(A) is for providing information to the master servicer in timeframes set forth in the transaction documents. Cenlar is not responsible for criteria 1122(d)(3)(i)(B) and 1122(d)(3)(i)(C). Cenlar is responsible for agreeing the unpaid principal balance to the records of the master servicer as listed in criteria 1122(d)(3)(i)(D).

SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X4
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or reagings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X

[4]	Cenlar is required to comply with these criteria in the event that these criteria would occur. There were no instances of occurrence in our Applicable Reporting Period.

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
SERVICING CRITERIA
Reference	Criteria	Applicable: Performed by Cenlar	Applicable: Performed by Vendor (s) for which Cenlar is the responsible party	Inapplicable: Performed by Vendor (s) For which Cenlar is NOT the responsible party	Inapplicable: NOT performed by Cenlar or by subservicer(s) or vendor (s) retained by Cenlar
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X4
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X2

2 Cenlar is required to comply with these criteria in the event that these criteria would occur. There were no instances of occurrence in our Applicable Reporting Period.

4 Cenlar obtains an assertion and accompanying 1122 attestation report from CoreLogic Tax Services, LLC and American Security Insurance Company, Standard Guaranty Insurance Company, and TrackSure Insurance Agency, Inc. (collectively Assurant) for performing such activities.